                    4th AMENDMENT TO PARTICIPATION AGREEMENT

This 4th Amendment, entered into as of the 20th day of February, 2014, to the Participation Agreement dated March 13, 2007, and amended on December 4, 2012, June 25, 2007 and March 13, 2007 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey life insurance company (“Company”) (on behalf of itself and its Separate Accounts, as defined in the Participation Agreement); and FIDELITY DISTRIBUTORS CORPORATION (“Underwriter”) a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV AND VARIABLE INSURANCE PRODUCTS FUND V (each a “Fund”),  hereby amend the Participation Agreement (“Agreement”) as follows:

1.	The parties agree that the addresses specified in Article XI. (Notices) is hereby amended as follows:

If to the Fund:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer

If to Company:
The Prudential Insurance Company of America
80 Livingston Avenue, Building ROS3
Roseland, New Jersey, 07068
Attention: President, PruBenefit Funding
    Legal Counsel

If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer

2.	Schedule A-1 is added to the Agreement and the existing Schedule A to the Agreement is hereby replaced by Schedule A-2.

3.	Except as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:           /s/
Name: Paul Curran
Title:   Vice President, PruBenefit Funding

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:        /s/________                                           ________________
Name:   Joseph Zambello
Title:     Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/
Name:  Robert Bachman
Title:    EVP

Schedule A-1

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Select	All available Portfolios and Shares of the Fidelity Variable Insurance Products	333-137572	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
Group Variable Universal Life Insurance Contract	All available Portfolios and Shares of the Fidelity Variable Insurance Products	333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-100 (VCA-GI-100)	June 8, 2010	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	All available Portfolios and Shares of the Fidelity Variable Insurance Products	Group	Variable Life Insurance